Exhibit 23.1

Professionals in resources, mining, processing, construction and the environment	www.cam-llc.com
February 21, 2008
Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO 80401
Chlumsky, Armbrust & Meyer, LLC (“CAM”) does hereby consent to the use of our report on the Feasibility Study Reward Project dated February 15, 2008 (the “Report”), by Canyon Resources Corporation (the “Company”) in the Form 8-K dated February 22, 2008. We also consent to the use of mineral reserves as defined in Table 1-3 in our Report. CAM further consents to the incorporation by reference of our Report in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Company’s Registration Statements on Form S-8 (No. 333-135751) and Forms S-3 (No. 333-144205, No. 333-135749 & No. 333-130692).
Sincerely,

Chlumsky, Armbrust & Meyer, LLC

By:	/s/ G. F. Chlumsky
Title:	Principal
200 Union Boulevard, Suite 430
Lakewood, Colorado 80228
Telephone: 303-716-1617
Fax: 303-716-3386